UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: December 2, 2014
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2014, QEP Resources, Inc. (“QEP”), through its wholly owned subsidiary, QEP Field Services Company (“Seller”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Tesoro Logistics LP (“TLLP”), to sell QEP’s midstream business, which consists of (i) certain gas gathering systems in the Uinta Basin and certain gas processing complexes in the Green River and Uinta basins, including any and all commercial contracts or agreements related therewith, and (ii) an approximate 55.8% limited partner interest in QEP Midstream Partners, LP, a publicly traded partnership (“QEPM”), and 100% of QEPM’s general partner, which owns a 2.0% general partner interest in QEPM and 100% of QEPM’s incentive distribution rights (the “Transaction”), for aggregate consideration of $2.5 billion in cash, including $230 million to refinance debt at QEPM. On December 2, 2014, QEP completed the Acquisition, which is subject to customary post-closing adjustments.
Purchase Agreement Amendment
On December 2, 2014, Seller and TLLP entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”). The Amendment (i) amended Section 6.11(e) of the Purchase Agreement to reflect that TLLP will not be acquiring the deferred compensation plan of QEP, (ii) amended Section 6.11(g) of the Purchase Agreement to provide that the transfer of certain of QEP’s employees to TLLP will be effective as of 12:01 a.m. mountain standard time on December 2, 2014, (iii) added a covenant to Article 6 with respect to the post-closing separation or sharing of certain equipment, information technology and software and (iv) attached as an exhibit the amended and restated disclosure schedules to the Purchase Agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Parent Guaranty
In connection with the closing of the Transaction, on December 2, 2014, QEP executed a Guaranty in favor of TLLP (the “Guaranty”) pursuant to which QEP agreed to guarantee the Seller’s payment and performance of its obligations under the Purchase Agreement and certain other agreements required to be executed in connection with the Purchase Agreement. The Guaranty further provides that QEP will reimburse TLLP for any sums paid to TLLP by the Seller in connection with the Purchase Agreement, which TLLP is required to return to Seller in the event of Seller’s bankruptcy, insolvency, liquidation or similar proceeding. If QEP’s net worth falls below $3 billion as a result of a disposition of assets or distribution of proceeds, then QEP is required under the Guaranty to cause one or more of its affiliates, which when combined with the remaining net worth of QEP will have a consolidated net worth of at least $3 billion, if such affiliates exist, to guarantee QEP’s obligations under the Guaranty.
The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Credit Agreement Amendment
On December 2, 2014, QEP, Wells Fargo Bank, National Association, in its capacity as administrative agent, and the other financial institutions party thereto entered into the Fourth Amendment to Credit Agreement and Commitment Increase Agreement (the “Amendment”), which amends the Credit Agreement dated as of August 25, 2011 (as amended by the First Amendment to Credit Agreement dated as of July 6, 2012, the Second Amendment to Credit Agreement dated as of August 13, 2013, and the Third Amendment to Credit Agreement dated as of February 25, 2014, the “Revolving Credit Agreement”). The Amendment amended the Revolving Credit Agreement to, among other matters, (i) increase the aggregate principal amount of commitments under the Revolving Credit Agreement to $1.8 billion, (ii) extend the maturity date to December 2, 2019, (iii) change the leverage ratio covenant to replace the maximum ratio of consolidated funded debt to EBITDAX of 3.5x with a maximum ratio of consolidated net funded debt to EBITDAX of 3.75x, which covenant will be removed once QEP achieves an investment grade rating, (iv) remove the maximum allowable debt covenant and replace it with a covenant to maintain a minimum ratio of (A) the present value of proved reserves to (B) consolidated funded debt of 1.5x, which covenant will apply only if QEP’s credit rating falls to a specified level, and (v) remove the continuing directors requirement from the definition of “Change of Control”.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

On December 2, 2014, in connection with the Amendment, QEP used a portion of the proceeds received in connection with the closing of the Transaction to repay all amounts outstanding under and terminate that certain Term Loan Agreement dated as of April 18, 2012, by and among QEP, Wells Fargo Bank, National Association as administrative agent and the lenders party thereto (as amended by the First Amendment to Term Loan Agreement dated as of August 13, 2013 and the Second Amendment to Term Loan Agreement and Commitment Increase Agreement dated as of February 25, 2014).

Item 2.01	Completion of Acquisition or Disposition of Assets
The description of the closing of the Transaction and disposition of the assets provided above under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The description of the Guaranty provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 2, 2014, Perry H. Richards, Senior Vice President, Field Services, tendered his voluntary resignation from QEP, effective December 2, 2014, in connection with the closing of the Transaction.

Item 7.01	Regulation FD Disclosure
On December 2, 2014, QEP issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(b) Pro forma financial information
In connection with the closing of the Transaction and the disposition of the assets thereof described in Items 1.01 and 2.01 above, the unaudited pro forma financial information of QEP required by this Item is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Membership Interest Purchase Agreement, dated as of December 2, 2014, by and between QEP Field Services Company and Tesoro Logistics LP.
10.2	Guaranty, dated December 2, 2014, by QEP Resources, Inc. in favor of Tesoro Logistics LP.
10.3
Fourth Amendment to Credit Agreement and Commitment Increase Agreement, dated as of December 2, 2014, by and among QEP Resources, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders.

99.1	Press release of QEP Resources, Inc., dated December 2, 2014.
99.2	Pro forma financial information of QEP Resources, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

December 4, 2014	/s/ Richard J. Doleshek
Richard J. Doleshek Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to Membership Interest Purchase Agreement, dated as of December 2, 2014, by and between QEP Field Services Company and Tesoro Logistics LP.
10.2	Guaranty, dated December 2, 2014, by QEP Resources, Inc. in favor of Tesoro Logistics LP.
10.3
Fourth Amendment to Credit Agreement and Commitment Increase Agreement, dated as of December 2, 2014, by and among QEP Resources, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders.

99.1	Press release of QEP Resources, Inc., dated December 2, 2014.
99.2	Pro forma financial information of QEP Resources, Inc.